EXHIBIT 11

                COMPUTATION OF NET INCOME (LOSS) PER COMMON SHARE
                                   (Unaudited)

                                                         THREE MONTHS ENDED                    SIX MONTHS ENDED
                                                      June 30         June 30               June 30        June 30
                                                        1996           1995                   1996          1995
                                             ------------------- ------------------ ----------------- ------------------
(in thousands except per share data)
PRIMARY
  Weighted average shares outstanding                    10,943             11,007            10,955             11,008
  Net effect of dilutive stock options
      based on the treasury stock method
      using average market price                              *                  *                 *                  *

                                             =================== ================== ================= ==================
                                                         10,943             11,007            10,955             11,008
                                             =================== ================== ================= ==================
  Net income (loss)                                      $1,001           $(2,023)            $1,560           $(2,335)
                                             =================== ================== ================= ==================
  Per share                                               $0.09            $(0.18)           $  0.14            $(0.21)
                                             =================== ================== ================= ==================

FULLY DILUTED
  Weighted average shares outstanding                    10,943             11,007            10,955             11,008
  Net effect of dilutive stock options
      based on the treasury stock method
      using ending market price, if
      higher than average market price                        *                                    *                  *

                                             ------------------- ------------------ ----------------- ------------------
                                                         10,943             11,007            10,955             11,008
                                             =================== ================== ================= ==================
  Net income (loss)                                      $1,001           $(2,023)            $1,560           $(2,335)
                                             =================== ================== ================= ==================
  Per share                                               $0.09            $(0.18)             $0.14            $(0.21)
                                             =================== ================== ================= ==================

*Antidilutive